INTELLECTUAL PROPERTY

ASSIGNMENT AND LICENSE AGREEMENT

THIS INTELLECTUAL PROPERTY ASSIGNMENT AND LICENSE AGREEMENT (this “Agreement”) is entered into as of October 29, 2007, by and between Vitesse Semiconductor Corporation, a Delaware corporation (“Vitesse”), and Maxim Integrated Products, Inc., a Delaware corporation (“Buyer”). For the purposes of this Agreement, Buyer expressly includes all of its subsidiaries and Affiliate entities. All capitalized terms used but not defined in this Agreement will have the meanings assigned to them in the Asset Purchase Agreement (as defined herein).

WHEREAS, Vitesse and Buyer have entered into an Asset Purchase Agreement as of August 23, 2007 (the “Asset Purchase Agreement”), and are concurrently entering into other Ancillary Agreements relating to Vitesse’s sale to Buyer of the Business;

WHEREAS, Vitesse desires to assign to Buyer, and Buyer desires to acquire from Vitesse, the Assigned Technology, subject to a license back to Vitesse of the Licensed-Back Technology;

WHEREAS, Buyer desires to grant to Vitesse, and Vitesse desires to receive from Buyer, certain licenses and rights to use the Licensed-Back Technology;

WHEREAS, Vitesse desires to grant to Buyer, and Buyer desires to receive from Vitesse, certain licenses and rights to use Licensed Technology;

WHEREAS, Vitesse desires to grant to Buyer, and Buyer desires to receive from Vitesse, certain licenses and rights to use COT Technology; and

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, the following terms will have the following meanings:

1.1 “’213 Patent Family” means the following: (i) the 6,178,213 Patent issued on January 23, 2001 titled, “Adaptive Data Recovery System and Methods”; (ii) the 6,463,109 Patent issued on October 8, 2002 titled, “Multiple Channel Adaptive Data Recovery System”; and (iii) the 6,996,202 Patent issued on February 7, 2006 titled, “Multiple Channel Adaptive Data Recovery System.” The ’213 Patent Family are Licensed Patents.

1.2 “Assigned Mark” means the Mark identified on Exhibit A.

1.3 “Assigned Technology” means all Technology that is identified on Exhibit B as Assigned Technology, and all Intellectual Property Rights in such Technology, as of the Closing Date. Assigned Technology expressly excludes any Licensed Technology, COT Technology, Licensed Third Party Technology and Excluded Technology. For reference purposes only, Exhibit F illustrates components of certain Products that constitute Assigned Technology.

1.4 “Copyrights” means the following: (i) any copyright in any original works of authorship fixed in any tangible medium of expression as set forth in 17 U.S.C. Section 101 et. seq., whether registered or unregistered, including any applications for registration thereof; (ii) any corresponding foreign copyrights under any Laws, in each case whether registered or unregistered, and any applications for registration thereof; and (iii) moral rights under any Laws.

1.5 “COT Technology” means the customer-owned tools (COT) development environment, which consists of the programs, scripts and methods used to automate the implementation of the RTL to GDS tool flow and the physical libraries that input into the flow.

1.6 “Database Rights” means rights in netlists, databases or data collections (including knowledge databases, customer lists and customer databases), whether registered or unregistered, and any applications for registration thereof.

1.7 “Excluded Technology” means all Technology, and all Intellectual Property Rights therein, that is owned by Vitesse and that is not being assigned or licensed under this Agreement, even though it may relate to or be similar to the Assigned Technology or Licensed Technology, including: (i) the Technology identified on Exhibit E; and (ii) Vitesse’s next generation SERDES Technology. For purposes of the foregoing clause (ii), “next generation SERDES Technology”’ means any Vitesse SERDES Technology that constitutes an improvement or enhancement of SERDES Technology beyond the state of the SERDES Technology as specifically set forth on Exhibit D. Notwithstanding the foregoing, the Excluded Technology does not include any Technology that is embodied or incorporated in or otherwise necessary to make, have made, sell, support or import any of the Products.

1.8 “Improvements” means the following: (i) with respect to Copyrights, any modifications, derivative works and translations of works of authorship; (ii) with respect to Database Rights, any database that is created by extraction or re-utilization of another database; and (iii) with respect to Patents, trade secrets and other Intellectual Property Rights (but excluding Copyrights), any improvements thereto. For the purposes of clarification, an item will be deemed to be an Improvement only if it is actually derived from, and not merely because it may have the same or similar functionality or use as, another item of Intellectual Property.

1.9 “Intellectual Property Rights” means the following: (i) Copyrights; (ii) Database Rights; (iii) Mask Works; (iv) inventions, invention disclosures, trade secrets, firmware, proprietary information and know-how; (v) Patents; and (vi) any other intellectual property right, but expressly does not include any Mark.

1.10 “Licensed-Back Technology” means that portion of the Assigned Technology that is set forth on Exhibit C. For reference purposes only, Exhibit F illustrates components of certain Products that constitute Licensed-Back Technology as of the Closing Date.

1.11 “Licensed Patents” means the Patents identified on Exhibit D.

1.12 “Licensed Technology” means all Technology that is identified on Exhibit D as Licensed Technology, including the Licensed Patents. Licensed Technology expressly excludes any Licensed Third Party Technology, COT Technology and Excluded Technology.

1.13 “Mark” means any trademark, service mark, trade name, domain name, and the like, or other word, name, symbol or device, or any combination thereof, used or intended to be used by an entity to identify and distinguish the products or services of such entity from the products or services of others and to indicate the source of such goods or services, whether or not such Mark is registered including all registrations and applications therefor throughout the world and all common law and other rights therein throughout the world.

1.14 “Mask Work” means the following: (i) any mask work, registered or unregistered, as defined in 17 U.S.C. §901; (ii) all registrations and applications to register the foregoing anywhere in the world; (iii) all foreign counterparts and analogous rights anywhere in the world (including semiconductor topography rights); and (iv) all rights in and to any of the foregoing.

1.15 “Patents” means the following: (i) patents, utility models, design patents, design registrations, certificates of invention and other governmental grants for the protection of inventions or industrial designs anywhere in the world and all applications related to any of the foregoing; (ii) continuations, continuations-in-part, divisions and substitutions of any of the patent applications described in subsection (i) above; (iii) patents which may issue on any of the foregoing patent applications described in subsections (i) and (ii) above; (iv) renewals, reissues, reexaminations and extensions of the foregoing patents described in subsections (i) through (iii) above; and (v) foreign patent applications and patents that are counterparts of any of the foregoing patent applications or patents described in subsections (i) through (iv) above, including any patent application or patent to the extent that it claims priority from any of the foregoing patent applications or patents described in subsections (i) through (iv) above. For the avoidance of doubt, any reference to a particular issued Patent or Patent application in this Agreement includes not only the registration or application so referenced but also all of the items described in clauses (ii) through (v) above with respect to such specifically identified registration or application; provided, however, that the Licensed Patents initially licensed hereunder will not include any claim in any patent or patent application described in subsections (i) through (iv) above that is directed to subject matter that does not appear in any patent application entitled to a first effective filing date that is on or before the Closing Date.

1.16 “Restricted Entity” means any of the following entities (including, for such purpose, any subsidiary, Affiliate or successor of such entity, including any purchaser of all or substantially all of the assets of such entity): LSI Logic Corporation; PMC-Sierra, Inc.; Emulex Corporation; Qlogic Corp.; Adaptec, Inc.; Marvell Technology Group Ltd; Broadcom Corporation; Applied Micro Circuits Corporation; Silicon Image, Inc. and Exar Corporation.

1.17 “Restricted Period” means the period commencing on the Closing Date and ending on the third (3rd) anniversary thereof.

1.18 “Storage Market” means the market for electronic equipment that has the primary function of storing data and that utilizes high speed interfaces, including SCSI, SATA, and SAS. This equipment includes, without limitation, RAID systems, SAN, NAS, JBOD, RBOD, Storage Servers and Blade Servers.

1.19 “Technology” means all technology, including all know-how, techniques, design rules, trade secrets, inventions (whether or not patented or patentable), algorithms, routines, software (in source code and object code form), files, databases, works of authorship, processes, devices, prototypes, schematics, netlists, test methodologies, hardware development tools, any media on which any of the foregoing is recorded, and any other tangible embodiments of any of the foregoing.

2. ASSIGNMENT

2.1 Assignment of Assigned Technology. Subject to Sections 2.6 and 2.7 below, at the Closing, Vitesse hereby grants, conveys and assigns to Buyer, by execution hereof (or, where appropriate or required, by execution of separate instruments of assignment), all of its right, title and interest in and to the Assigned Technology, to be held and enjoyed by Buyer, its successors and assigns.

2.2 Assignment of Assigned Mark. Subject to Sections 2.6 and 2.7 below, at the Closing, Vitesse hereby grants, conveys and assigns to Buyer, by execution hereof (or, where appropriate or required, by execution of separate instruments of assignment), all of its right, title and interest in and to the Assigned Mark, including all goodwill appurtenant thereto, to be held and enjoyed by Buyer, its successors and assigns.

2.3 Rights of Action. Vitesse further grants, conveys and assigns to Buyer all of its right, title and interest in and to any and all causes of action and rights of recovery for past infringement, or misappropriation, of the Assigned Technology and the Assigned Mark.

2.4 Delivery. Promptly following the Closing Date, but no later than twenty (20) days thereafter, Vitesse will deliver to Buyer, to the extent not already in Buyer’s possession, all tangible embodiments of the Assigned Technology in a form requested by Buyer and all records and documentation relating thereto including: (i) the Software included in the Assigned Technology (in both source code and object code form); and (ii) all files, records, notes and correspondence with respect to the prosecution, registration and maintenance of any registered Intellectual Property Rights.

2.5 Further Assurances. Vitesse covenants that it will, without any further consideration therefor, at the request and expense of Buyer, do all lawful acts that may be or become necessary for evidencing, maintaining, recording and perfecting Buyer’s rights to the Assigned Technology, including execution and acknowledgement of assignments and other instruments in a form reasonably required by Buyer or any Governmental Entity for each applicable jurisdiction.

2.6 Prior Rights. Buyer acknowledges and agrees that the foregoing assignments are subject to those licenses that have been granted by Vitesse with respect to the Assigned Technology and Assigned Mark, all of which are set forth on Section 4.9(c)(ii) of the Disclosure Schedule.

2.7 Assignment Disclaimer. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE ASSET PURCHASE AGREEMENT, VITESSE HAS NOT MADE AND WILL NOT MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY, NON-INFRINGEMENT, OR VALIDITY OF PATENT CLAIMS (ISSUED OR PENDING) WITH RESPECT TO SUCH ASSIGNED TECHNOLOGY.

2.8 Licensed Third Party Technology. If and to the extent the Asset Purchase Agreement provides for the assignment of any applicable license agreements with respect to Licensed Third Party Technology, the terms and conditions of such assignments will be as set forth in the Asset Purchase Agreement.

2.9 No Restriction. Nothing in this Agreement will be construed to preclude Vitesse from independently developing Technology, or from deploying products developed from Licensed Technology, that is similar to, or competitive with, the Assigned Technology for deployment into any market, including the Storage Market, subject to, and without limiting: (i) Seller’s obligations under this Agreement and the Asset Purchase Agreement, including its obligations under Section 6.15 of the Asset Purchase Agreement; or (ii) Buyer’s rights under this Agreement or the Asset Purchase Agreement, including Buyer’s Intellectual Property Rights.

3. LICENSED-BACK TECHNOLOGY

3.1 License-Back. As of the Closing, Buyer hereby grants to Vitesse a non-exclusive, worldwide, personal, royalty-free, paid-up, nontransferable (except as set forth in this Section 3.1 and Section 9.3), irrevocable (except as set forth in Section 7) license as follows: (i) to make, have made, use, offer to sell, sell, have sold, import, duplicate, create derivative works and Improvements based upon, distribute, have distributed and otherwise exploit the Licensed-Back Technology for any purpose ( solely as incorporated or embodied in products); and (ii) to use and sublicense (without the right to grant further sublicenses) the Licensed-Back Technology in connection with joint development projects with third Persons (where Vitesse retains substantial rights to commercialize the resulting product). The license rights granted in this Section 3.1 include the right to have such acts done for Vitesse by a third Person. Vitesse may also sublicense the Licensed Back-Technology as follows: (a) to its Affiliates; and (b) as may be necessary in Vitesse’s judgment to consummate the sale of all or any portion of Vitesse’s business associated with products that embody or incorporate the Licensed-Back Technology; provided, however, that such sublicense will not be granted, directly or indirectly, during the Restricted Period to any Restricted Entity without Buyer’s prior written consent. In any of the foregoing instances, such Affiliate or third Person must agree in advance, in writing, to comply with restrictions on use and disclosure at least as protective of Buyer’s proprietary interests in the Licensed-Back Technology as the restrictions set forth in this Agreement.

3.2 Ownership of Improvements. As between the Parties, after the Closing, Buyer will own all right, title and interest, including all Intellectual Property Rights, in and to any Improvements to Licensed-Back Technology made by or for Buyer or, during the Restricted Period, by or for Vitesse. Vitesse will have no obligation to notify Buyer of or disclose to Buyer Improvements to Licensed-Back Technology made by or for Vitesse. All Improvements to Licensed-Back Technology that are made by or for Vitesse and owned by Buyer under this Section 3.2 will be automatically licensed to Vitesse pursuant to the provisions of this Section 3).

3.3 Restrictions on Use of Licensed-Back Technology. Vitesse may not sublicense or transfer any of its rights to the Licensed-Back Technology except as expressly set forth in Section 3.1 above. For the avoidance of doubt, the foregoing will not in any way be deemed to modify or affect the scope or application of the covenants set forth in Section 6.15 of the Asset Purchase Agreement.

4. LICENSE

4.1 License to Licensed Technology.

(a) As of the Closing Date, Vitesse hereby grants to Buyer a worldwide, personal, non-exclusive, royalty-free, paid-up, nontransferable (except as set forth in Section 4.2 and Section 9.3), irrevocable (except as set forth in Section 7) license to make, have made, use, offer to sell, sell, have sold, import, duplicate, create derivative works and Improvements based upon, distribute, have distributed, and otherwise exploit for any purpose the Licensed Technology solely: (i) as embodied or incorporated in products, and (ii) in connection with services that incorporate, embody or otherwise practice the Licensed Technology;, subject in either case during the Restricted Period to the License Restrictions set forth below. Notwithstanding the foregoing, during the Restricted Period (and, with respect to the ‘213 Patent Family, until the expiration of the term of the last-to-expire Patent in the ‘213 Patent Family), Buyer will only have a license to make, have made, use, offer to sell, sell, have sold, import, duplicate, create derivative works and Improvements based upon, distribute, have distributed, or otherwise exploit the Licensed Technology: (i) in connection with Serial Attached SCSI (SAS), Serial ATA (SATA), PCI Express, PCEe, and PCI-e protocols, but only within products deployed within the Storage Market; and (ii) in connection with Hyper-Transport and Infiniband protocols, but only within expander products deployed within the Storage Market (the foregoing clauses (i) – (ii), the “License Restrictions”). For avoidance of doubt, during the Restricted Period, the License Restrictions mean that Buyer has no license under this Agreement to make, have made, use, offer to sell, sell, have sold, import, duplicate, create derivative works and Improvements based upon, distribute, have distributed, or otherwise exploit any product incorporating the Licensed Technology and containing Gigabit Ethernet (GbE), 10 Gigabit Ethernet (10GbE), 40 Gigabit Ethernet, 100 Gigabit Ethernet, Fibre Channel or SONET protocols. No sooner than ninety (90) days prior to the end of the Restricted Period, Buyer may give notice to Vitesse that Buyer desires to license the ‘213 Patent Family free of any License Restrictions and the parties will, within thirty (30) days of Vitesse’s receipt of such notice, begin good faith negotiations with respect to whether Vitesse and Buyer will enter into such a license which will include, but not be limited to, license fees and royalties to be paid to Vitesse.

(b) During the Restricted Period, Vitesse agrees that it will not license the Licensed Technology (other than the ’213 Patent Family) to any of the Restricted Entities. For avoidance of doubt, the foregoing restriction applies only to Licensed Technology other than the ’213 Patent Family and only during the Restricted Period. Vitesse is free to sell Vitesse products in which the Licensed Technology is embodied or incorporated to any third Person and is free to license and otherwise exploit the ’213 Patent Family at any time. Notwithstanding the foregoing, Vitesse may license the Licensed Technology to any or all Restricted Entities as part of the resolution of an infringement claim or action brought by or against Vitesse provided that while the Restricted Period is in effect, the scope of any such license is limited to outside the License Restrictions.

4.2 Have-Made Rights/Sublicensing. The license rights granted in Section 4.1 include the right to have such acts done by (or in collaboration with) a third Person (and to sublicense such third Person to engage in such acts). Without limiting the foregoing, Buyer may sublicense the Licensed Technology as may be necessary in Buyer’s judgment to consummate the sale of all or substantially all (but not less than substantially all) of Buyer’s business associated with products that embody, incorporate or practice any of the Licensed Technology subject to the License Restrictions to the extent they would be applicable to Buyer in the absence of such sale. In any of the foregoing instances, such third Person must agree in advance, in writing, to comply with restrictions on use and disclosure at least as protective of Vitesse’s proprietary interests in the Licensed Technology as the restrictions set forth herein and in Section 8 below.

4.3 Restrictions on Use of Licensed Technology. The license granted in Section 4.1 is limited as follows: (i) Buyer may exercise its rights in the Licensed Technology only in accordance with the License Restrictions, as and when they apply; and (ii) Buyer may not sublicense or transfer any of its rights to the Licensed Technology except as expressly set forth in Section 4.2 above.

4.4 License to COT Technology. As of the Closing Date, Vitesse hereby grants to Buyer a worldwide, personal, royalty free, paid-up, non-exclusive, nontransferable (except as set forth in Section 9.3), license to use the COT Technology solely in connection with the development, testing and validation of the VSC7157, VSC7159, VSC452 Products and any derivatives thereof that leverage .13micron process node technology. Buyer may not: (i) use the COT Technology in connection with products designed for any next generation process nodes (i.e., at process nodes smaller than .13 micron), or in any way use the COT Technology to develop or enhance products or processes for any next generation process nodes; (ii) modify, sublicense, transfer or create derivative works of the COT Technology; or (iii) use the COT Technology in any products or for any purpose except as expressly set forth in this Section 4.4. As an illustration, but not a limitation of any of the foregoing restrictions, Vitesse expects and Buyer agrees that Buyer will use its own COT technology for all products other than the Products that leverage the .13micron technology.

4.5 Delivery. Promptly following the Closing Date, but no later than twenty (20) days thereafter, Vitesse will deliver to Buyer, to the extent not already in Buyer’s possession, one copy of the Licensed Technology and the COT Technology, in a form requested by Buyer, including the following: (i) a copy of such records and documentation relating to the Licensed Technology and the COT Technology in Vitesse’s possession, custody or control as may be necessary or useful for Buyer to understand and implement the Licensed Technology and the COT Technology; and (ii) the Software included in the Licensed Technology and the COT Technology (in both source code and object code form).

4.6 Ownership of Improvements. As between the parties, after the Closing Date: (i) Vitesse will own all right, title and interest, including all Intellectual Property Rights, in and to Improvements to Licensed Technology made by or for Vitesse, and Vitesse will have no obligation to notify Buyer of, or account to Buyer for, any Improvements to Licensed Technology made by or for Vitesse; (ii) during the Restricted Period, Vitesse will own all right, title and interest, including all Intellectual Property Rights, in and to Improvements to Licensed Technology (other than Improvements to Licensed Patents) made by or for Buyer. Notwithstanding the foregoing, Buyer will have no obligation to notify Vitesse of, or disclose to Vitesse any and all Improvements to Licensed Technology. All Improvements to the Licensed Technology that are made by or for Buyer are owned by Vitesse under this Section 4.6 and will automatically be licensed to Buyer pursuant to the provisions of this Section 4. Buyer will own all right, title and interest, including all Intellectual Property Rights, in and to Improvements to Licensed Patents that are made by or for Buyer, subject at all times to Vitesse’s ownership of the Licensed Patents and all Intellectual Property Rights therein.

4.7 License Disclaimer. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE ASSET PURCHASE AGREEMENT, VITESSE HAS NOT MADE AND WILL NOT MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY, NON-INFRINGEMENT, OR VALIDITY OF PATENT CLAIMS (ISSUED OR PENDING) WITH RESPECT TO SUCH LICENSED TECHNOLOGY.

4.8 No Exclusivity. Nothing in this Agreement will be construed to impose any restriction whatsoever on Vitesse’s right to use, modify, license, sublicense and otherwise exploit the Licensed Technology in any manner and for any purpose, in its sole discretion, in a manner consistent with the rights granted to Buyer under this Agreement and the Asset Purchase Agreement including the limitations set forth in Section 4.1(b) of this Agreement and the obligations of Seller pursuant to Section 6.15 of the Asset Purchase Agreement.

4.9 No Implied Rights. No right or license is granted by either Party under this Agreement by implication, estoppel or otherwise, except as explicitly set forth herein.

5. CONSIDERATION

5.1 Purchase Price. The Consideration specified in Section 2.6 of the Asset Purchase Agreement includes consideration for the Intellectual Property Rights to be assigned and/or licensed by Vitesse to Buyer hereunder.

5.2 Taxes. All Taxes of any nature or kind, including sales, use, transfer, withholding and value-added Taxes, imposed by the government (including any political subdivision thereof) of any country as the result of the existence of this Agreement, the payment of any consideration under this Agreement, or the exercise of rights or obligations by Buyer hereunder, will be allocated between the Parties in the manner set forth in the Asset Purchase Agreement.

6. LIMITATIONS OF LIABILITY

EXCEPT AS EXPRESSLY PROVIDED FOR IN THE ASSET PURCHASE AGREEMENT, NEITHER PARTY (NOR ITS AFFILIATES) WILL, IN ANY EVENT, BE LIABLE TO THE OTHER PARTY (OR ITS AFFILIATES) FOR ANY LIABILITIES (INCLUDING ANY LIABILITIES FOR TAXES), CLAIMS, INJURIES, LOSSES, DAMAGES, SETTLEMENTS, JUDGMENTS, AWARDS, PENALTIES, FINES, COSTS OR EXPENSES, SPECIAL (INCLUDING INCIDENTAL DAMAGES), INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS, LOSS OF REVENUE, LOSS OF OPPORTUNITY OR LOST SALES) RELATING TO THE BREACH OR ALLEGED BREACH OF THIS AGREEMENT.

7. TERMINATION

7.1 Mutual Agreement. This Agreement, and the licenses granted hereunder, will continue in perpetuity (except, however, that licenses to Patents and Copyrights will continue for the duration of their respective terms), unless this Agreement is terminated by written agreement of the Parties.

7.2 Effect of Termination. Upon termination of this Agreement pursuant to Section 7.1 above, notwithstanding anything else in this Agreement to the contrary: (i) Buyer’s right and license in and to the Licensed Technology and COT Technology will immediately and automatically terminate, except that Buyer may continue to sell products incorporating the Licensed Technology that are subject to outstanding purchase orders issued as of the termination date; and (ii) Vitesse’s right and license in and to the Licensed Back Technology will immediately and automatically terminate, except that Vitesse may continue to sell products incorporating the Licensed-Back Technology that are subject to outstanding purchase orders issued as of the termination date.

7.3 Survival. The following provisions will survive expiration or termination of this Agreement in accordance with their respective terms: Section 1 [Definitions], Section 2 [Assignment], Section 3.2 [Ownership of Improvements], Section 4.6 [Ownership of Improvements], Section 4.7 [License Disclaimer], Section 4.8 [No Exclusivity], Section 4.9 [No Implied Rights], Section 6 [Limitation of Liability], Section7 [Termination], Section 8 [Confidential Information], Section 9 [Miscellaneous].

8. CONFIDENTIAL INFORMATION

8.1 Nondisclosure Agreement. All information and materials provided or obtained under this Agreement, whether assigned, licensed or otherwise, will be subject to the terms and conditions of Section 6.11 of the Asset Purchase Agreement.

8.2 Confidentiality of Agreement. This Agreement will be deemed “Confidential Information” for purposes of the Nondisclosure Agreement and Section 6.11 of the Asset Purchase Agreement.

9. MISCELLANEOUS

9.1 Government Rights. Buyer may distribute Licensed Technology, and Vitesse may distribute Licensed-Back Technology, pursuant to the terms of this Agreement to the U.S. government or to other entities or individuals under U.S. government Contracts (collectively, “Government Customers”) if and only if Buyer or Vitesse, as applicable: (i) informs such Government Customers in writing and prior to distribution of the Licensed Technology that the Licensed Technology is “commercial software” and “commercial technical data” as defined in DFARS 252.227-7015, FAR 12.211; and (ii) includes in any end user license agreement or other relevant agreements the following written notice: “The Software and Technology provided hereunder are Commercial Software and Commercial Technical Data as

defined in DFARS 252.227-7015, FAR 12.211. Any use, modification, reproduction, release, distribution, performance, display or disclosure of the Software or Technology will be in strict accordance with the manufacturer’s standard commercial license and/or the terms and conditions of this Agreement, as applicable, as provided in DFARS 227.7202-1(a) and 227.7202-3(a) (1995), DFARS 252.227-7013(c)(1)(ii) (OCT 1998), DFARS 252.227-7015, FAR 12.212(a)(1995), FAR 52.227-10, or FAR 52.227 (ALT III), as applicable.”

9.2 Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the Parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 9.2 will be binding upon the Parties and their respective successors and assigns. No waiver of any provision of this Agreement, waiver of any default under this Agreement or failure to insist on strict performance under this Agreement will affect the right of either Party, as the case may be, thereafter to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar.

9.3 Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement except to the extent provided in Article IX of the Asset Purchase Agreement. Notwithstanding the foregoing and except as expressly provided in the Asset Purchase Agreement, neither Party will assign its rights or delegate its duties under this Agreement to any other Person; provided, however, that either Party may assign its rights and delegate its duties under this Agreement: (i) to any of its Affiliates; (ii) to the purchaser of all or substantially all of its assets (and, in the case of Buyer, to the purchaser of all or substantially all of Buyer’s business associated with products that embody, incorporate or practice any of the Licensed Technology); or (iii) in connection with its merger with or into another Person, provided that in each case such Affiliate, purchaser or other Person (including, in the case of clause (ii) or (iii), the corporate Person that ultimately controls the acquiring Person), as the case may be, expressly agrees in writing to be bound by the terms and conditions of this Agreement. Any such permitted assignee will enjoy the rights and licenses granted hereunder to the same extent, and subject to the same restrictions, applicable to the assigning party. Any assignment or delegation in violation of the foregoing will be null and void.

9.4 Governing Law; Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties will be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law that would require the application of the laws of any other state. Any dispute arising under or related to this Agreement will be litigated in the state or federal courts located in Los Angeles, California.

9.5 Counterparts. This Agreement may be executed in two or more counterparts, including counterparts transmitted by facsimile or electronic transmission, each of which will be deemed an original and all of which together will constitute one instrument.

9.6 Titles and Subtitles; Construction. The titles and subtitles used in this Agreement are used for convenience only and will not be considered in construing or interpreting this Agreement. Any reference in this Agreement to an “Article,” “Section,” “Exhibit” or “Schedule” refers to the corresponding Article, Section, Exhibit or Schedule of or to this Agreement, unless the context indicates otherwise. All words used in this Agreement should be construed to be of such gender or number as the circumstances require. The term “including” means “including without limitation” and is intended by way of example and not limitation. Any reference to a statute is deemed also to refer to any amendments or successor legislation, and all rules and regulations promulgated thereunder, as in effect at the relevant time. Any reference to a Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date.

9.7 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement will be in writing; will be delivered personally, including by means of fax, or mailed by registered or certified mail, postage prepaid and return receipt requested; will be deemed given on the date of personal delivery or on the date set forth on the return receipt; and will be delivered or mailed to the addresses or fax numbers set forth below or to such other address as any Party may from time to time direct, with copies to:

In the case of Vitesse:	In the case of Buyer:
Vitesse Semiconductor Corporation 741 Calle Plano Camarillo, California 93012 Attention: General Counsel Fax:	Maxim Integrated Products, Inc. 120 San Gabriel Drive Sunnyvale, California 94086 Attention: General Counsel Fax: (408) 331-1473
With a copy to:	With a copy to:
Perkins Coie Brown & Bain PA 2901 N. Central Avenue, Suite 2000 Phoenix, Arizona 85012 Attention: Judith K. Weiss Facsimile: (602) 648-7140	Baker & McKenzie LLP 660 Hansen Way Palo Alto, California 94304 Attention: Matthew R. Gemello Facsimile: (650) 856-9299

9.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each Party as close as possible to that under the provision rendered unenforceable. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then: (i) such provision will be excluded from this Agreement; (ii) the balance of this Agreement will be interpreted as if such provision were so excluded; and (iii) the balance of this Agreement will be enforceable in accordance with its terms.

9.9 Entire Agreement. This Agreement, together with its exhibits, the Asset Purchase Agreement and the Ancillary Agreements, are the product of both of the Parties, and constitutes the entire agreement between such Parties pertaining to its subject matter, and merges all prior negotiations and drafts of the Parties with regard to such subject matter. Any and all other written or oral agreements existing between the Parties regarding such transactions are expressly canceled.

9.10 Advice of Legal Counsel. Each Party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement will not be construed against either Party by reason of the drafting or preparation thereof.

9.11 Remedies Cumulative. Except as expressly provided in this Agreement, the duties and obligations imposed by this Agreement, and the rights and remedies available under this Agreement, are in addition to, and not a limitation of, any other duties and obligations imposed, and rights and remedies available, at law or in equity.

9.12 No Waiver. Subject to the limitation of liability set forth in Article IX of the Asset Purchase Agreement with respect to Vitesse’s rights with respect to any breach by Buyer of the licenses granted by Vitesse under this Agreement, neither execution and delivery of this Agreement by Vitesse, nor its performance hereunder, constitutes, nor will it be deemed to constitute, a waiver of any of Vitesse’s rights, or preclude or limit Vitesse’s rights of recovery, against Buyer or its Affiliates for infringement of any of Vitesse’s Intellectual Property Rights, including any infringement that occurred before, but is not discovered by Vitesse until after, the Closing Date.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized signatories as of the date and year first above written.

“Vitesse”		“Buyer”

VITESSE SEMICONDUCTOR CORPORATION, a Delaware corporation		MAXIM INTEGRATED PRODUCTS, INC., a Delaware corporation

By:	/s/ Christopher R. Gardner	By:	/s/ Charles G. Rigg
Name:	Christopher R. Gardner	Name:	Charles G. Rigg
Title:	President & CEO	Title:	Senior Vice President